Exhibit 3.5

I 03:37:46 p m.10-15-2025 I 5 I 7/53225023 Filed in the Office of Record Number 3EIIN C213912-2000— rp+tIC 05/ 16 10/15/2026 17:03 7753225623 NEVADA A Filing Number F202610190510 Secretary of State Filed On State Of Nevada 10/15/2026 12:00 PM Number of Pages 12 401 North Carson Street Caron City, Nevada 89701,4201 (1701684.5700 Certificate, Amendment or Withdrawal of Designation WS 78.1955 x Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation • After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation TYPE OR PRINT - USE DARK INK ONLY -00 NOT HIGHLIGHT 1. Entity Information: Name of entity as on file with the Nevada Secretary of State: PUBLIC COMPANY MANAGEMENT CORPORATION Entity or Nevada Business Identification Number (NVID): NV20001456746 2. Effective Date and Time: (Optional) 3. Class or Series of Stock Being Designated or Amended: Certificate of Designation or Amendment to Designation Only Dote Time: Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. if you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date. Enter the name of the class or series of stock being designated or amended: Series A, Series B-1 and Series 13-2 Preferred Stock Enter the number of shares being designated: 36,000,000 4. Stock Class or Certificate of Amendment to Designation -, Before Issuance of Class or Series Series Amendment: As of the date of this certificate, no shares of this class or series of stock has been issued. Certificate of Amendment to Designation - After Issuance of Class or Series Unless the governing documents say otherwise, the board may amend a class or series of stock only with required stockholder approval. Stockholders holding a majority of the voting power must approve the amendment, unless a higher percentage is required. Approval must include: • Shareholders of the stock being changed • Shareholders of any stock with a higher payout priority if the company dissolves, even if those shareholders normally do not have voting rights. Class or Series Name After Amendment: Enter "N/A" if the name is not changing. Number of Shares After Amendment: You must include the hilly fee with this form. The filing fee is.S175.00. e I 01 2 h9/202/) 0 I minsan I 0337:0 p.m. 10-15-2D20 I 10/15/2026 17:03 7753225623 N EVA DA 401 North Corson Strad Canon City, Nevado 89701-4291 76)684.5708 PAGE 06/16 NEVADA AGENCY Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 781955(6) Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation 5. Resolution: Pursuant to the articles of incorporation and by resolution of the board of directors, Complete for this certificate establishes or amends the voting powers, designations, preferences, Certificate of limitations, restrictions, and relative rights of the class or series of stock described Designation and below. Amendment to Designation See Exhibit A attached hereto and incorporated herein by reference, setting forth the resolution of the Board of Directors adopted by Unanimous Written Consent dated October [ ), 2026 pursuant to Article 4 of the Articles of incorporation, establishing 1,000,000 shares of Series A Voting Preferred Stock, 25,000,000 shares of Series B-1 Convertible Preferred Stock and 10.000.000 shares of Series B-2 Convertible Preferred Stock. int Attach additional Page(s) if necessary. 6. Withdrawal: Designation being withdrawn: Pursuant to 78.1955(6) Date of designation: As of the date of this filing, no shares of this class or series of stock has been issued for the above certificate of designation. This certificate authorized the withdrawal of the designation by resolution of the board of directors described below: Attach additional page(s) if necessary. 7. Signature: Declaration under penalty of perjury: (Required) The organization acknowledges that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing with the Office of the Secretary of State. This form must be signed by an officer of the corporation (a natural person, not an entity). Quynh Hoa T. Tran President Print First Name Print Last Name Print Title iiSlat47-7";7N. X 10/13/2026 Signature of Officer Date You must pay the appropriate fee of S175.00 with this filing. Pav;e 2 01 2 Revised 711/2()Z6 03:77:40 p.m. 10-15-2026 7 10/15/2026 17:03 7773227623 7753225623 NEVADA AGENCY PAGE 07/16 EXHIBIT A Certificate of Designation of Preferences, Rights and Limitations of Series A Voting Preferred Stock, Series 13- I Convertible Preferred Stock and Series B-2 Convertible Preferred Stock 03:37:46 p.m. 02,-15-2026 10/15/2026 I B I 7753225623 PAGE 88/16 17:03 7753225623 NEVADA AGENCY PUBLIC COMPANY MANAGEMENT CORPORATION CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A VOTING PREFERRED STOCK, SERIES B-1 CONVERTIBLE PREFERRED STOCK AND SERIES 13-2 CONVERTIBLE PREFERRED STOCK Pursuant to NRS 78.1955 On behalf of Public Company Management Corporation, a Nevada corporation (the "Corporation"), the undersigned hereby certifies that the following preambles and resolution were duly adopted by the Board of Directors of the Corporation (the "Board") by Unanitnous Written Consent dated October 1, 2026, pursuant to NRS 78.315(2) and NRS 78.1955: WHEREAS, Article 4 of the Articles of Incorporation of the Corporation provides for a class of its authorized stock known as Blank Check Preferred Stock consisting of 50,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series; WHEREAS, pursuant to Article 4 of the Articles of Incorporation of the Corporation, the Board is authorized to fix the designations, powers, including voting powers, M1 orlituited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series of Preferred Stock and any qualifications, limitations and restrictions thereof; and WHEREAS, it is the desire of the Board to fix the rights, preferences, restrictions and other matters relating to three new series of Preferred Stock (Series A Voting Preferred Stock, Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock), which shall consist of shares of the Preferred Stock which the Corporation has the authority to issue, as follows: NOW, THEREFORE, BE IT RESOLVED: That, pursuant to the authority set forth in Article 4 of the Articles of Incorporation of the Corporation, the Board hereby fixes the designations, powers, preferences, and other special rights, and qualifications, limitations and restrictions thereof, of the three new series of the Preferred Stock as follows: TERMS OF SERIES A VOTING PREFERRED STOCK Section I. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series A Voting Preferred Stock (the "Series A Preferred Stock") and the number of shares so designated shall be One. Million (1,000,000). Each share Of the Series A Preferred Stock shall have a par value of $0.001. Section 2. Fractional Shares. The Series A Preferred Stock may not be issued in fractional shares. 1 7733227.023 I 03:37:46psnA0-17-2026 I VI 10/15/2026 17:03 7753225623 Section 3. Voting Rights. NEVADA AGENCY PAGE 09/16 The holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of: (a) The total number of shares of the Corporation's common stock (the "Common Stock") which are issued and outstanding at the time of any election or vote by the shareholders; plus (b) The number of votes allocated to shares of Preferred Stock issued and outstanding of any other class or series that shall have voting rights. Section 4. Dividends. The holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the Common. Stock. Section 5, Liquidation. The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference. Section 6. Conversion and Adjustments. (a) Conversion Rate. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into one (1) fully paid and uonassessable share of Common Stock (the "Conversion Rate"), subject to adjustment as provided in Sections 6(c) and 6(d). (b) No Partial Conversion, A holder of shares of Series A Preferred Stock shall be required to convert all of such holder's shares of Series A Preferred. Stock, should any such holder exercise his, her or its rights of conversion. (c) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time while shares of Series A Preferred Stock are outstanding (i) pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or split its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or consolidate its outstanding shares of Common Stock into a smaller number of shares, or effect any similar recapitalization affecting tile Common Stock, then in each such case the Conversion Rate shall be adjusted proportionately so that each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of Common Stock that the holder would have owned immediately following such event had such share been converted immediately prior thereto. No such adjustment shall affect the voting rights set forth in Section 3. (d) tniet I._R_eorgnization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (a "Reorganization Event") involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Series A Preferred Stock shall be deemed to have been converted into shares of the Common Stock at the Conversion Rate. 03:31:0 p.m. 10-17-7070 10/15/2026 I 10 7773777673 NEVADA AGENCY PAGE 10/16 17:03 7753225623 (e) Automatic Conversion Upon National Securities Exchange Listing, Notwithstanding anything to the contrary herein, upon the earliest to occur of (i) the approval by The Nasdaq Stock Market LLC (or any successor national securities exchange) of the Corporation's initial application to list shares of its Common Stock for trading thereon, or (ii) the first date on which shares of the Corporation's Common Stock are listed for trading on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (each, a "Listing Event"), each issued and outstanding share of Series A Preferred Stock shall automatically, without any further action on the part of the Corporation or any bolder thereof, be converted into validly issued, fully paid and nonassessable shares of Corutnon Stock at the Conversion Rate then in effect (the "Listing Conversion"). Upon the Listing Conversion, (A) all shares of Series A Preferred Stock shall be deemed cancelled and shall not be reissued, (B) the rights, preferences and privileges of the Series A Preferred Stock set forth herein (including the voting rights described in Section 3) shall terminate in all respects, and (C) the holders of former shares of Series A Preferred Stock shall thereafter be treated for all purposes as holders of the number of shares of Common Stock into which such shares were converted in the Listing Event, Section 7. Protection Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the majority written consent of the holders of Series A Preferred Stock, alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the holders of Series A Preferred Stock. Section 8. Waiver. Any of the rights, preferences or privileges of the holders of the Series A Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding. Section 9. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series A Preferred Stock shall have no other rights, privileges or preferences with respect to the Series A Preferred Stock, Section 10, Status of Converted Shares, Shares of Series A Preferred Stock that are converted into Common Stock shall be cancelled, shall not be reissued as shares of Series A Preferred Stock, and shall resume the status of authorized but unissued and undesignated shares of Preferred Stock. Section 11. Reservation of Shares. • The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the putpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shalt from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. 3 L 01:37:40 p.m. 10-15-2020 10/15/2026 I 71 I 7771221021 NEVADA AGENCY PAGE 11/16 17:03 7753225623 TERMS OF SERIES 11-1 CONVERTIBLE PREFERRED STOCK Section 1. Designation; Amount; Par Value, The shares of preferred stock of the Corporation established by this Certificate of Designation are designated "Series B-1 Convertible Preferred Stock" (the "Series B-1 Preferred Stock"). The number of authorized shares of Series B-1 Preferred Stock shall be Twenty-Five Million (25,000,000). Each share of Series B-1 Preferred Stock shall have a par value of $0.001. Section 2. Fractional Shares. Shares of Series B-I Preferred Stock may be issued in fractional shares. Section 3. Voting Rights. So long as any shares of Series B-1 Preferred Stock are outstanding, the holders of Series B-I Preferred Stock shall be entitled to vote with the holders of Common Stock, as a single class, on all matters submitted to a vote of the Corporation's shareholders. Each share of Series B-1 Preferred Stock shall eutitle the holder thereof to one vote per Share, the same number of votes as one share of Common Stock, and, except as otherwise required by law or expressly provided herein, the holders of Series B-11 Preferred Stock shall vote together with the holders of Common Stock and not as a separate class. Section 4, Dividends. Except as required by applicable law, the holders of Series 8-1 Preferred Stock shall not be entitled to receive any dividends or distributions unless and until such time as their shares have been converted into Common Stock in accordance with Section 6, after which they shall participate in dividends solely in their capacity as holders of Common Stock and on the same basis as the Common Stock. Section 5. Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series B-1 Preferred Stock shall not be entitled to any liquidation preference and shall participate, if at all, only to the extent they have converted their shares into Common Stock in accordance with Section 6 and then solely in their capacity as holders of Common Stock and on the same basis as the Common Stock. Section 6. Conversion. (a) Conversion Right and Timing. Except as provided in Section 6(e), each share of Series B-1 Preferred Stock shall be convertible, at the option of the holder, at any time on or after the date that is eighteen (18) months following the original issuance date of such share (the "Initial Conversion Date"), into fully paid and non-assessable shares of Common Stock at the Conversion Rate (as defined below). (b) Conversion Rate (Pour-for-One). Each share of Series B-1 Preferred Stock shall be convertible into four (4) shares of Common Stock (the "Conversion Rate"), subject to proportional adjustment in the event of any stock split, stock dividend, combination, reclassification or similar recapitalization affecting the Common Stock, such that the holder's relative economic and voting interest is preserved, 4 03:37:416p.m.10-13-2026 10/15/2026 I 01 17:03 7753125673 NEVADA AGENCY PAGE 12/16 7753225623 (c) No Partial Conversion. A holder of Series B-I Preferred Stock who elects to convert shall be required to convert all, and not less than all, of such holder's thenoutstanding shares of Series B-I Preferred Stock in a single conversion. (d) Mechanics of Conversion, To effect a conversion, a holder shall deliver to the Corporation (or its transfer agent) a written notice of conversion stating that the holder elects to convert all of such holder's shares of Series B-1 Preferred Stock and specifying the date of conversion, which shall be a date on or after the Initial Conversion Date. Promptly following such date, the Corporation shall issue and deliver to such holder a certificate or book-entry notation for the number of shares of Common Stock issuable upon such conversion in accordance with the Conversion Rate, (e) Automatic Conversion Upon Reorganization Event. If the Corporation undergoes any reorganization, recapitalization, reclassification, consolidation, merger, share exchange, or sale of all or substantially all of its assets in which the Common Stock is converted into or exchanged for securities, cash or other property (a "Reorganization Event"), each outstanding share of Series B-1 Preferred Stock shall automatically, without any further action on the part of the Corporation or any holder thereof, be converted into Common Stock at the then-applicable Conversion Rate immediately prior to the consummation of such Reorganization Event, whether or not the Initial Conversion Date has occurred, and each holder shall be entitled to receive the same per-share consideration payable in respect of the Common Stock in such Reorganization. Event; provided, however, that the holders of a majority of the outstanding shares of Series B-1 Preferred Stock, voting as a separate class, may instead approve the assumption of the Series B-1 Preferred Stock by the surviving or acquiring entity on substantially equivalent terms, in which case the automatic conversion provided in this Section 6(e) shall not apply to such Reorganization Event. Upon an automatic conversio❑ under this Section 6(e), no notice of conversion under Section 6(d) shall be required, and each certificate or book-entry position formerly representing shares of Series B-1 Preferred Stock shall thereafter represent only the right to receive the shares of Common Stock (or the consideration payable in the Reorganization Event in respect thereof) into which such shares were converted. Section 7. Protection Provisions. So long as any shares of Series B-1 Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series B-1 Preferred Stock, voting as a separate class, amend, alter or repeal any prOvision of the Corporation's Articles of Incorporation (including this Certificate of Designation) or Bylaws in a manner that adversely affects the rights, preferences, privileges or powers of the Series B-1 Preferred Stock. Section 8. Waive►•. Any right, preference or privilege of the Series B- I Preferred Stock set forth herein may be waived, in whole or in part, with respect to all shares of Series B-1 Preferred Stock, by the written consent or affirmative vote of the holders of at least a majority of the shares of Series B-1 Preferred Stock then outstanding. 5 7753225623 1 [ 0137:415p.m.10 010 1 131 10/15/2026 17:03 7753225623 Section 9. No Other Rights or Preferences. PAGE 13/16 NEVADA AGENCY Except as expressly set forth in this Certificate of Designation or as required by applicable law, the holders of Series B-1 Preferred Stock shall have no other rights, preferences, privileges or powers with respect to the Series B-1 Preferred Stock. Section 10. Status of Converted Shares. Shares of Series B-1 Preferred Stock that are converted into Common Stock shall be cancelled, shall not be reissued as shares of Series B-1 Preferred Stock, and shall resume the status of authorized but unissued and u.udesignated shares of Preferred Stock. Section U. Reservation of Shares. The Corporation shall at alI times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B-I Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B-I Preferred Stock. TERMS OF SERIES B-2 CONVERTIBLE PREFERRED STOCK Section I. Designation; Amount; Par Value. The shares of preferred stock of the Corporation established by this Certificate of Designation are designated "Series B-2 Convertible Preferred Stock" (the "Series B-2 Preferred Stock"). The number of authorized shares of Series B-2 Preferred Stock shall be Ten Million (10,000,000). Each share of Series B-2 Preferred Stock shall have a par value of 50.001. Section 2. Fractional Shares. Shares of Series 8-2 Preferred Stock may be issued in fractional shares. Section 3, Voting Rights. So long as any shares of Series 8-2 Preferred Stock are outstanding, the holders of Series B-2 Preferred Stock shall be entitled to vote with the holders of Common Stock, as a single class, on all matters submitted to a vote of the Corporation's shareholders. Each share of Series B-2 Preferred Stock shall entitle the holder thereof to one vote per share, the same number of votes as one share of Common Stock, and, except as otherwise required by law or expressly provided herein, the holders of Series B-2 Preferred Stock shall vote together with the holders of Common Stock and not as a separate class. Section 4. Dividends. Except as required by applicable law, the holders of Series B-2 Preferred Stock shall not be entitled to receive any dividends or distributions unless and until such time as their shares have been converted into Common Stock in accordance with Section 6, after which they shall partic ipate in dividends solely in their capacity as holders of Common Stock and on the same basis as the Common Stock. 6 [ 0317:45 p.m. 10-15-2026 I 14 I 7753225013 10/15/2026 17:03 7753225623 Section 5. Liquidation. NEVADA AGENCY PAGE 14/16 Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series 13-2 Preferred StoCk shall not be entitled to any liquidation preference and shall participate, if at all, only to the extent they have converted their shares into Common Stock in accordance with Section 6 and then solely in their capacity as holders of Common Stock and on the same basis as the Common Stock. Section 6. Conversion. (a) Conversion Right and Timin- Exc-ept as provided in Section 6(e), each share of Series B-2 Preferred Stock shall be convertible, at the option of the holder, at any time on or after the date that is twenty-four (24) months following the original issuance date of such share (the "Initial Conversion Date"), into fully paid and non-assessable shares of Common Stock at the Conversion Rate (as defined below). (b) Conversion Rate (Eight-for-One), Each share of Series B-2 Preferred Stock shall be convertible into eight (8) shares of Common Stock (the "Conversion Rate"), subject to proportional adjustment in the event of any stock split, stock dividend, combination, reclassification or similar recapitalization affecting the Common Stock, such that the holder's relative economic and voting interest is preserved. (c) No Partial Conversion, A holder of Series 13-2 Preferred Stock who elects to convert shall be required to convert all, and not less than all, of such holder's thenoutstanding shares of Series B-2 Preferred Stock in a single conversion. (d) Mechanics of Conversion. To effect a conversion, a holder shall deliver to the Corporation (or its transfer agent) a written notice of conversion stating that the holder elects to convert all of such holder's shares of Series B-2 Preferred Stock and specifying the date of conversion, which shall be a date 'on or after the Initial Conversion Date. Promptly following such date, the Corporation shall issue and deliver to such holder a certificate or book-entry notation for the number of shares of Common Stock issuable upon such conversion in accordance with the Conversion Rate. (e) Automatic c on v eniol IReranizationEvew. If the Corporation undergoes any reorganization, recapitalization, reclassification, consolidation, merger, share exchange, or sale of all or substantially all of its assets in which the Common Stock is converted into or exchanged for securities, cash or other property (a "Reorganization Event"), each outstanding share of Series B-2 Preferred Stock shall automatically, without any further action on the part of the Corporation or any holder thereof, be converted into Common Stock at the then-applicable Conversion Rate immediately prior to the consummation of such Reorganization Event, whether or not the Initial Conversion Date has occurred, and each holder shall be entitled to receive the same per-share consideration payable in respect of the Common Stock in such Reorganization Event; provided, however, that the holders of a majority of the outstanding shares of Series B-2 Preferred Stock, voting as a separate class, may instead approve the assumption of the Series 13-2 Preferred Stock by the surviving or acquiring entity on substantially equivalent terms, in which case the automatic conversion provided in this Section 6(e) shall not apply to such Reorganization Event. Upon an automatic conversion under this Section 6(e), no notice of conversion under Section 6(d) shall be required, and each certificate or book-entry position formerly 7 0337:45 p.m. ID-13-1024 10/15/2026 IS 1 7733215023 PAGE 15/16 17:03 7753225623 NEVADA AGENCY representing shares of Series B-2 Preferred Stock shall thereafter represent only the right to receive the shares of Common Stock (or the consideration payable in the Reorganization Event iu respect thereof) into which such shares were converted. Section 7. Protection Provisions. So long as any shares of Series B-2 Preferred Stock are outstanding, the Corporation shall not, without the prior written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series 8-2 Preferred Stock, voting as a separate class, amend, alter or repeal any provision of the Corporation's Articles of Incorporation (including this Certificate of Designation) or Bylaws in a manner that adversely affects the rights, preferences, privileges or powers of the Series 13-2 Preferred Stock. Section 8. Waiver. Any right, preference or privilege of the Series B-2 Preferred Stock set forth herein may be waived, in whole or in part, with respect to all shares of Series 8-2 Preferred Stock, by the written consent or affirmative vote of the holders of at least a majority of the shares of Series 8-2 Preferred Stock then outstanding. Section 9. No Other Rights or Preferences. Except as expressly set forth in this Certificate of Designation or as required by applicable law, the holders of Series B-2 Preferred Stock shall have no other rights, preferences, privileges or powers with respect to the Series B-2 Preferred Stock. Section 10. Status of Converted Shares. Shares of Series B-2 Preferred Stock that are converted into Common Stock shall be cancelled, shall not be reissued as shares of Series B-2 Preferred Stock, and shall resume the status of authorized but unissued and undesignated shares of Preferred Stock. Section ll.. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B-2 Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B-2 Preferred Stock. ********* 8 01:37:46 p.m. 10-15-2026 10/15/2026 1 16 I 17:03 7753223623 7753225623 NEVADA AGENCY PAGE 16/16 IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Corporation on this 1" day of October, 2026, PUBLIC COMPANY MANAGEMENT CORPORATION 4)711., Cx By; 9